                                                                   EXHIBIT 10.32

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT ("Agreement"), is entered into as of September ___, 1999 (the "Effective Date"), by and between STM Wireless, Inc., a Delaware corporation ("Borrower"), and Thomas M. Zapara and Violet J. Zapara, Trustees of the Zapara Family Trust U/D/T Dated March 4, 1982 ("Lender").


                                    RECITALS

     A. Borrower owns fee simple title to that certain real property located in the City of Irvine, County of Orange, State of California, as more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Real Property"), and the building and other improvements located on the Real Property, having an address of One Mauchly, Irvine, California, together with all fixtures thereon or thereto (collectively, the "Improvements"). The Real Property and Improvements are referred to collectively herein as the "Property."

     B. Borrower has applied to Lender for a loan in the amount of Seven Million Dollars ($7,000,000.00) (the "Loan Amount"), upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:


                                    AGREEMENT

     1. THE LOAN.

        Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the Loan Amount (the "Loan").

        1.1 EVIDENCE OF INDEBTEDNESS UNDER THE LOAN. Amounts outstanding under the Loan shall be evidenced by a promissory note (the "Note") to be secured, among other things, by a Deed of Trust with Assignment of Rents to be recorded against the Property (the "Deed of Trust"). In the event of any inconsistency between the Note or the Deed of Trust and this Agreement, the provisions of this Agreement shall prevail.

        1.2 INTEREST RATE.


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            1.2.1 INTEREST RATE. Interest at the rate of seven percent (7%) per annum (the "Interest Rate") shall accrue on the outstanding and unpaid balance of the Loan Amount commencing on the date of distribution of the Loan Amount until repaid. This Agreement, the Note, the Deed of Trust, and the other "Security Documents" (as that term is defined below) are collectively referred to herein as the "Loan Documents."

            1.2.2 RATE AFTER DEFAULT. Upon the occurrence of an Event of Default, Lender may increase the interest rate five percentage points (5%) (the "Default Interest Rate"), and include any unpaid interest as of the date of default as part of the sum due and subject to the Default Interest Rate. The application of the Default Interest Rate shall not be interpreted or deemed to extend any cure period set forth in this Agreement or otherwise to limit any of Lender's remedies under this Agreement or any of the other Loan Documents.

            1.2.3 ORDER OF APPLICATION. Any payments received by Lender will be applied as set forth in the Note.

        1.3 PREPAYMENT OF PRINCIPAL. Borrower shall have the right to prepay the Loan, in whole or in part, at any time, without premium or penalty, provided that Borrower must pay, together with any prepayment, all accrued but unpaid interest upon the principal so prepaid.

        1.4 SECURITY. Payment of the Note shall be secured by the following (collectively, the "Security Documents"):

            1.4.1 The Deed of Trust, to be executed and acknowledged by Borrower;

            1.4.2 A Security Agreement ("Security Agreement") of even date herewith, to be executed by Borrower;

            1.4.3 A Financing Statement (Form UCC-1), to be executed by Borrower; and

            1.4.4 Such other Security Documents that Lender may reasonably request to perfect Lender's security interests in and to the Property.

        1.5 PAYMENTS AND TERM. The Loan and interest thereon shall be due and payable in monthly installments of Forty-Six Thousand Five Hundred Seventy-One Dollars Seventeen Cents ($46,571.17) per month, commencing on December 1, 1999, and continuing on the first day of each and every month thereafter until November 1, 2014 (the "Maturity Date"), on which Maturity Date all principal and interest then remaining unpaid under the Note shall be due and payable in full. Interest for the partial month in which the Loan is made shall be due and payable as of the date the Loan is made.


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Monthly installments of principal and interest are calculated on a thirty (30)
year amortization schedule at the Interest Rate. All amounts payable by Borrower on or with respect to the Loan or pursuant to the terms of any other Loan Documents, shall be paid in lawful money of the United States of America to Lender, in same day funds, not later than 1:00 p.m. (California time) on the date due.

     2. INSURANCE.

        2.1 TITLE INSURANCE. Concurrently with the recording of the Deed of Trust, Borrower shall, at Borrower's sole cost and expense, deliver or cause to be delivered to Lender an ALTA Lender's Title Insurance Policy issued by Fidelity National Title Company (the "Title Company") with liability limits equal to the Loan Amount and with coverage and in form satisfactory to Lender (the "Title Policy"). The Title Policy shall insure Lender's interest under the Deed of Trust as a valid first lien on the Property, together with such endorsements to the Title Insurance Policy as Lender may require, and thereafter Borrower shall, at Borrower's own cost and expense, do all things necessary to maintain the Deed of Trust as a valid first lien on the Property.

        2.2 PROPERTY AND LIABILITY INSURANCE. At all times throughout the Loan term Borrower shall, at its sole cost and expense, maintain or cause any tenant on the Property to maintain insurance, and shall pay, as the same becomes due and payable, all premiums in respect thereof, including, but not necessarily limited to:

            2.2.1 PROPERTY. Insurance against loss or damage by fire, lightning, earthquake (as may be required hereinbelow) and other perils, on an all risk basis, such coverage to be in an amount not less than the full replacement value of the building and other improvements on the Property.

            2.2.2 LIABILITY. Insurance protecting the Borrower and the Lender against loss or losses from liability imposed by law or assumed in any written contract and arising from personal injury including bodily injury or death, having a limit of liability of not less than One Million Dollars ($1,000,000.00) (combined single limit for personal injury, including bodily injury or death, and property damage), and One Million Dollars ($1,000,000.00) aggregate for personal injury, including bodily injury or death, and property damage, and an umbrella excess liability policy in an amount not less than Two Million Dollars ($2,000,000.00), protecting Borrower and Lender against any loss or liability or damage for personal injury, including bodily injury or death, or property damage.

                  (a) Such liability policies must provide comprehensive general liability insurance with coverages for Property and Operations, Products and Completed Operations, Blanket Contractual Liability, Personal Injury Liability, Broad Form Property Damage (including completed operations), Explosion Hazard, Collapse Hazard and Underground property Damage Hazard.


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                  (b) In addition, Borrower shall maintain in full force and effect business auto liability insurance, including all non-owed and hired autos, with a limit of liability of not less than One Million Dollars ($1,000,000.00) (combined single limit for personal injury including bodily injury or death, and property damage).

                  (c) All such policies described in this Section 2.2.2 must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. Liability insurance under this Section may be provided under a blanket policy which specifically refers to the Property.

            2.2.3 ADDITIONAL INSURANCE. Borrower shall provide such other policies of insurance as Lender may reasonably request in writing.

            2.2.4 OTHER. All required insurance shall be produced and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and subject to the reasonable approval of Lender (provided that such companies shall comply with the requirements of this Section 2.2.4). Such companies shall be authorized to write such insurance in the State of California The company issuing the policies shall be rated "A:VII" or better by A.M. Best Co., in Best's Key Guide, or such other rating as may be acceptable to Lender. All property policies evidencing the required insurance shall name Lender as first mortgagee, and all liability policies evidencing the required insurance shall name Lender as additional insured. All policies shall provide for payment to Lender of the net proceeds of insurance resulting from any claim for loss or damage thereunder (except in the case of liability insurance, in which case the net proceeds shall be paid directly to the aggrieved party), shall not be cancelable as to the interests of Lender due to the acts of Borrower, and shall provide for at least ten (10) days prior written notice to Lender of cancellation thereof for failure to pay premiums or charges due, and at least thirty (30) days prior written notice of the cancellation or material modification (including reduction in coverage) for any other reason thereof to Lender.

            2.2.5 EVIDENCE. All policies of insurance or certificates of insurance evidencing that such insurance is in full force and effect shall be delivered to the Lender on or before the close of the Loan (together with proof of the payment of the premiums thereof). At least ten (10) days prior to notice to Lender of cancellation thereof for failure to pay premiums or charges due, and at least thirty (30) days prior to the expiration or cancellation of each such policy for any other reason, Borrower shall furnish Lender evidence that such policy has been renewed or replaced in the form of a certificate reflecting that there is in full force and effect, with a term covering the next succeeding calendar year, insurance of the types and in the amounts required.


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


     3. REPRESENTATIONS AND WARRANTIES.

        3.1 CONSIDERATION. As an inducement to Lender to execute this Agreement and to disburse the Loan, Borrower represents and warrants to Lender that the following statements set forth in this Section 3 are true, correct and complete as of the date of the recordation of the Deed of Trust against the Property.

        3.2 ORGANIZATION, POWERS AND GOOD STANDING.

            3.2.1 ORGANIZATION AND POWERS. Borrower is a Delaware corporation, duly organized and validly existing under the laws of the State of Delaware and authorized to do business and doing business in the State of California. Borrower has all requisite power and authority, rights and franchises to carry on Borrower's businesses as now conducted and as proposed to be conducted, and to enter into and perform this Agreement and the other Loan Documents executed by Borrower. The address of the Borrower's chief executive office and principal place of business is as set forth below in Section 6.2.

            3.2.2 GOOD STANDING. Borrower has made all filings and is in good standing in the State Delaware and in the State of California and in each other jurisdiction in which the nature of the business Borrower transacts makes such filings necessary or where the failure to make such filings could have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of Borrower.

        3.3 AUTHORIZATION OF LOAN DOCUMENTS.

            3.3.1 AUTHORIZATION. All Loan Documents to be executed by Borrower are within Borrower's powers and have been duly authorized by all necessary corporate action.

            3.3.2 NO CONFLICT. The execution, delivery and performance of the Loan Documents by Borrower will not violate (i) Borrower's articles of organization and other formation documents, (ii) any legal requirements affecting Borrower, or (iii) any agreement to which Borrower is bound or to which Borrower is a party.

            3.3.3 BINDING OBLIGATIONS. This Agreement and the other Loan Documents create legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.


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


        3.4 NO MATERIAL DEFAULTS. There exists no material violation of or material default by Borrower and, to the best knowledge of Borrower, no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default with respect to:

            (a) The terms of any instrument evidencing or securing any indebtedness secured by the Property;

            (b) Any license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any governmental authority, or any determination or award of any arbitrator to which Borrower or the Property may be bound; or

            (c) Any mortgage, instrument, agreement or document by which Borroweror any of Borrower's properties, is bound (i) which involves any Loan Document, (ii) which involves the Property and is not adequately covered by insurance, (iii) that might materially and adversely affect the ability of Borrower to perform Borrower's obligations under any of the Loan Documents or any other material instrument, agreement or document to which Borrower is a party, or (iv) which might adversely affect the priority of the liens created by this Agreement or any of the Loan Documents.

        3.5 ENVIRONMENTAL MATTERS.

            (a) Borrower has not, and shall not engage in, or authorize, any activities on the Property or bring onto or create on, or permit to be brought onto or created on, the Property, any hazardous, toxic or infectious materials, wastes or substances (collectively, "Substances"), or any storage tanks or similar receptacles of any size or shape above or below ground (collectively, "Tanks"), the possession, use or installation of which requires a permit from any federal, state or local governmental agency or body ("Agency") having jurisdiction over such Tanks or Substances or which is not in compliance with any current or future federal, state or local law, statute, rule, regulation, order, decision, or ordinance pertaining to Tanks or Substances ("Standards"), unless any such permit has been obtained, applicable zoning allows for such use, and any such activity is conducted strictly in compliance with any and all Standards.

            (b) Borrower shall indemnify and hold Lender and Lender's respective successors and assigns harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including, but not limited to, reasonable attorneys' fees, court costs and litigation expenses, investigators' fees, fines, penalties and remediation and/or abatement costs regarding any Substance or Tank, which Lender may incur or sustain by reason of or in connection with any breach of Borrower's covenants and representations and agreements under paragraph 3.5(a) above. The obligation of Borrower under


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     this paragraph 3.5(a) is a separate obligation of Borrower separate from the Note and shall survive the repayment of the Note and reconveyance of the Deed of Trust, foreclosure, or conveyance of the Deed of Trust, foreclosure, or conveyance of the Property by deed in lieu of foreclosure.

            Lender's right to enter the Property pursuant to this Agreement and the Deed of Trust shall include the right to conduct inspections for any Substance or any Tank. If any such inspection indicates the existence of any Substance or Tank in violation of any Standard, then, in addition to all the rights and remedies of Lender or Trustee under this Agreement and the Deed of Trust, Borrower shall pay for the costs of such inspection and for remediation and/or abatement and this Agreement and the Deed of Trust expressly secures payment of those costs and obligations.

        3.6 LITIGATION; ADVERSE FACTS. There is no action, suit, investigation, proceeding or arbitration (whether or not purportedly on behalf of Borrower), at law or in equity or before or by any foreign or domestic court or other governmental entity ("Legal Action"), pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of Borrower's respective assets which could reasonably be expected to result in any material adverse change in the business, operations, assets (including the Property) or condition (financial or otherwise) of Borrower or would materially and adversely affect Borrower's ability to perform Borrower's obligations under the Loan Documents. There is no basis known to Borrower for any such action, suit or proceeding. Borrower is not:

            (a) In violation of any applicable law, which violation materially and adversely affects or may materially and adversely affect the business, operations, assets (including the Property) or condition (financial or otherwise) of Borrower; or

            (b) Subject to, or in default with respect to, any other legal requirement that would have a material adverse effect on the business, operations, assets (including the Property) or condition (financial or otherwise) of Borrower.

There is no Legal Action pending, or to the knowledge of Borrower threatened against or affecting Borrower questioning the validity or the enforceability of this Agreement or any of the other Loan Documents.

        3.7 TITLE TO PROPERTIES; LIENS. Borrower is the sole owner of, and has good and marketable title to, the fee interest in the Property, free from any adverse lien, security interest or encumbrance of any kind whatsoever, excepting only:

            (a) Liens and encumbrances shown on the Title Report;


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            (b) Liens and security interests in favor of Lender; and

            (c) Other matters which have been approved in writing by Lender.

        3.8 DISCLOSURE. There is no fact known to Borrower that materially and adversely affects the business, operations, assets or condition (financial or otherwise) of Borrower that has not been disclosed in this Agreement or in other documents, certificates and written statements furnished to Lender in connection herewith.

        3.9 PAYMENT OF TAXES. All tax returns and reports of Borrower required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and upon Borrower's assets, income and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed tax assessment against Borrower that would be material to the condition (financial or otherwise) of Borrower, and Borrower has not contracted with any government entity in connection with such taxes.

        3.10 COMPLIANCE WITH LAWS. The Property, and the uses to which the Property is and will be put by Borrower, comply fully with all applicable laws and restrictive covenants, including, without limitation, all requirements of the California Department of Real Estate and all requirements under the Interstate Land Sales Disclosure Act.

        3.11 FINANCIAL CONDITION. All financial data previously delivered to Lender in connection with the Loan and/or relating to Borrower are true, correct and complete in all respects. Such financial data fairly presents the financial position of the Borrower as of the date thereof. No material adverse change has occurred in such financial position and, except for this Loan, no borrowings have been made by Borrower since the date thereof which are secured by, or might give rise to, a lien or claim against the Property, the proceeds of this Loan, or other assets of Borrower.

        3.12 OTHER LOAN DOCUMENTS. Each of the representations and warranties of Borrower contained in any of the other Loan Documents is true and correct in all respects. All of such representations and warranties are incorporated herein for the benefit of Lender.

     4. COVENANTS OF BORROWER.

        4.1 CONSIDERATION. As an inducement to Lender to execute this Agreement and to make the Loan, Borrower hereby covenants as set forth in this Section 4, which covenants shall remain in effect so long as either the Note shall remain unpaid or any obligation of Borrower under any of the other Loan Documents remains outstanding or unperformed.


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        4.2 COMPLIANCE WITH LAWS. Borrower will comply and, to the extent
Borrower is able, will require others to comply with all laws and requirements of all governmental authorities having jurisdiction over the Property, and will furnish Lender with reports of any official searches for violation of any requirements established by such governmental authorities. Borrower will comply and, to the extent Borrower is able, will require others to comply with applicable covenants, conditions and restrictions, and all restrictive covenants and all obligations created by private contracts and leases which affect ownership, construction, equipping, fixturing, use or operation of the Property.

        4.3 RECORDS. Borrower shall keep and maintain full and accurate accounts and records of Borrower's operations with respect to the Loan according to sound accounting practices for Borrower's type of business, and permit Lender or Lender's representatives to inspect and copy the same upon reasonable notice to Borrower and during normal business hours upon any date prior to the expiration of thirty (30) days after repayment in full of the Loan.

        4.4 ASSESSMENTS. Borrower shall pay or discharge all lawful claims, including taxes, assessments and governmental charges or levies imposed upon Borrower or Borrower's income or profits or upon any property (including the Property) belonging to Borrower, prior to the date upon which penalties attach thereto, and shall submit evidence satisfactory to Lender confirming the payment of all taxes, assessments and charges against the Property, provided that Borrower may in good faith contest any such claims by appropriate administrative or judicial proceedings as long as:

            (a) Borrower has, in Lender's judgment, a reasonable basis for such contest;

            (b) Borrower pays, prior to the date any interest or penalties will attach thereto, any portion of any such claims that Borrower does not contest;

            (c) Borrower's contest will not result in or pose any risk of the seizure, sale or imposition of a lien upon the Property or any portion thereof;

            (d) Borrower delivers to Lender such bond or other security as Lender may require in connection with such contest;

            (e) Borrower at all times prosecutes such contest with due diligence; and

            (f) Borrower pays, prior to the date any interest or penalties will attach thereto, the amount of the disputed claim that is determined to be due and owing by Borrower.


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In the event that Borrower does not make any payment required to be made pursuant to subsection 4.4(f) above, Lender may draw or realize upon any bond or other security delivered to Lender in connection with the contest by Borrower, in order to make such payment.

        4.5 EXPENSES. Without limiting the generality of the foregoing, Borrower shall pay:

            (a) All taxes and recording expenses, including stamp taxes, if any, relating to the Deed of Trust and any other documents and instruments securing the Loan;

            (b) The fees and expenses of Lender's counsel relating to Lender's consultation with such counsel in connection with the Loan, the negotiation, documentation and closing of the Loan and the Loan Documents; and

            (c) The other fees, costs and expenses incurred by Lender in connection with the Loan, including but not limited to internal documentation and review, cost review, appraisal, appraisal review, environmental and inspections.

        4.6 TRADE NAMES. Borrower shall immediately notify Lender in writing of any change in the legal, trade or fictitious business names used by Borrower and shall, upon Lender's request, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

        4.7 MAINTENANCE OF EXISTENCE. Borrower shall maintain and preserve Borrower's existence and all rights and franchises material to Borrower's business.

     5. EVENTS OF DEFAULT AND REMEDIES.

        5.1 EVENTS OF DEFAULT. The occurrence of any one (1) or more of the following shall constitute an Event of Default under this Agreement:

            5.1.1 Failure by Borrower to pay any monetary amount when due under any Loan Document and the expiration of ten (10) days after written notice of such failure by Lender to Borrower.

            5.1.2 Failure by Borrower to perform any obligation not involving the payment of money, or to comply with any other term or condition applicable to Borrower under any Loan Document, and the expiration of thirty (30) days after written notice of such failure by Lender to Borrower; provided, however,


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that if such failure cannot be remedied by the payment of money and cannot be remedied within such 30-day period and Borrower promptly takes and diligently pursues action to remedy such failure, Borrower shall have an additional period of time, not to exceed ninety (90) days, within which Borrower may remedy such failure.

            5.1.3 Any representation or warranty by Borrower in any Loan Document is materially false, incorrect, or misleading as of the date made.

            5.1.4 Borrower (i) is unable or admits in writing Borrower's inability to pay Borrower's monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for Borrower or Borrower's property or any part thereof, or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower, or the property of Borrower or any part thereof, and such appointment is not discharged within sixty (60) days.

            5.1.5 Commencement of any case under the Bankruptcy Code, Title 11 of the United States Code or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship or similar proceeding under any federal, state or foreign law by or against Borrower.

            5.1.6 Any material litigation or proceeding is commenced before any governmental authority against or affecting Borrower, or the property of Borrower or any part thereof, and such litigation or proceeding is not defended diligently and in good faith by Borrower.

            5.1.7 Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower.

            5.1.8 All or any part of the property of Borrower is attached, levied upon or otherwise seized by legal process, and such attachment, levy or seizure is not quashed, stayed or released within sixty (60) days of the date thereof.

            5.1.9 The occurrence of any prohibited transfer under the Deed of Trust, unless prior to such transfer the holder of the Note has delivered to Borrower the written consent of such holder to such transfer.

            5.1.10 The occurrence of any Event of Default, as such term is defined in any other Loan Document.

        5.2 REMEDIES. Notwithstanding any provision to the contrary herein or any of the other Loan Documents, during the continuance of any Event of Default under this Agreement, or during the continuance of an Event of Default under any of the other Loan Documents, if the Event of Default shall not be cured within the


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


applicable notice and cure periods, then Lender shall, at Lender's option, have the remedies provided in the Loan Document breached by Borrower, including, without limitation, the option to declare all outstanding indebtedness to be immediately due and payable without presentment, demand, protest or notice of any kind, and Lender may exercise all rights and remedies available to Lender under any or all of the Loan Documents. All sums expended by Lender for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Deed of Trust on the Property.

     6. MISCELLANEOUS.

        6.1 ASSIGNMENT.

            6.1.1 Borrower shall not assign this Agreement or any interest Borrower may have in the monies due hereunder, without the prior written consent of Lender, which consent may be granted or withheld in Lender's sole and absolute discretion.

            6.1.2 Lender may at any time assign this Agreement, the Note, the Deed of Trust and other Loan Documents, and upon such assignment Lender shall have no further obligation or liability of any nature in connection herewith. Upon such assignment, the provisions of this Agreement shall continue to apply to the Loan and such assignee shall be substituted in the place and stead of Lender hereunder with all rights, obligations and remedies of Lender herein provided, including without limitation the right to so further assign this Agreement, the Note, the Deed of Trust and other Loan Documents.

        6.2 NOTICES. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered mail or certified mail, postage prepaid, return receipt requested, through the United States Postal Service to the addresses shown below or such other address which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail, shall be deemed given two (2) business days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered.

             If to Borrower:             STM Wireless, Inc.
                                         One Mauchly
                                         Irvine, CA  92618-2305
                                         Attn:  Chief Financial Officer

             If to Lender:               Thomas M. Zapara and
                                         Violet J. Zapara, Trustees
                                         of The Zapara Family Trust
                                         98 South La Senda


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


                                         South Laguna CA  92677
                                         Attn:  William S. Gray

             With a copy to:             Voss, Cook & Thel LLP
                                         840 Newport Center Drive, Suite 700
                                         Newport Beach, CA  92660
                                         Attn:  Bruce V. Cook, Esq.

        6.3 INCONSISTENCIES WITH THE LOAN DOCUMENTS. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

        6.4 NO WAIVER. No disbursement of the Loan shall constitute a waiver of any conditions to Lender's obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to constitute an Event of Default under this Agreement.

        6.5 LENDER APPROVAL OF INSTRUMENTS AND PARTIES. All proceedings taken in accordance with transactions provided for herein, and all surveys, appraisals and documents required or contemplated by this Agreement and the persons responsible for the execution and preparation thereof, shall be satisfactory to and subject to approval by Lender. Lender's counsel shall be provided with copies of all documents which they may reasonably request in connection with this Agreement.

        6.6 PAYMENT OF EXPENSES. Borrower shall pay all taxes and assessments and all expenses, charges, costs and fees provided for in this Agreement or relating to the Loan, including, without limitation, any fees incurred for recording or filing any of the Loan Documents, title insurance premiums and charges, tax service contract fees, fees of any consultants, Lender's processing and closing fees, fees and expenses of Lender's counsel, printing, photostatting and duplicating expenses and air freight charges. The obligations on the part of Borrower under this Section 6.6 shall survive the closing of the Loan and the repayment thereof.

        6.7 TITLES AND HEADINGS. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

        6.8 CHANGE, DISCHARGE, TERMINATION OR WAIVER. No provision of this Agreement may be changed, discharged, terminated or waived except in writing signed by the party against whom enforcement of the change, discharge, termination or waiver is sought. No failure on the part of Lender to exercise and no delay by Lender in exercising any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.

        6.9 CHOICE OF LAW. This Agreement and the transaction contemplated hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws principles.

        6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

        6.11 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

        6.12 ATTORNEYS' FEES. Borrower shall promptly pay to Lender from Borrower's own funds or from the proceeds of the Loan, upon demand, with interest thereon from the date of demand at the Default Interest Rate, attorneys' fees and all reasonable costs and other expenses paid or incurred by Lender in enforcing or exercising Lender's rights or remedies created by, connected with or provided for in this Agreement or any of the other Loan Documents, and payment thereof shall be secured by the Deed of Trust. If at any time Borrower fails, refuses or neglects to do any of the things herein provided to be done by Borrower, Lender shall have the right, but not the obligation, to do the same but at the expense and for the account of Borrower. The amount of any moneys so expended or obligations so incurred by Lender, together with interest thereon at the Default Interest Rate, shall be repaid to Lender forthwith upon written demand therefor and payment thereof shall be secured by the Deed of Trust.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       "BORROWER"

                                       STM WIRELESS, INC.,
                                       a Delaware corporation

                                       By:
                                          --------------------------------------
                                       Its:
                                          --------------------------------------


                                       By:
                                          --------------------------------------
                                       Its:
                                          --------------------------------------

                    [Signatures Continued on Following Page]

                                       "LENDER"


                                       -----------------------------------------

                                       THOMAS M. ZAPARA, Co-Trustee of the
                                       Zapara Family Trust
                                       U/D/T Dated March 4, 1982


                                       -----------------------------------------
                                       VIOLET J. ZAPARA, Co-Trustee of the
                                       Zapara Family Trust
                                       U/D/T Dated
                                       March 4, 1982


Zapara/STM Wireless/Docs/Loan Agreement3

                                   EXHIBIT "A"


                              PROPERTY DESCRIPTION



























                                   EXHIBIT "A"